EXHIBIT 99.1

Dynatronics Corporation Reports Second Quarter Financial Results and Business Highlights

EAGAN, MN / ACCESSWIRE / February 10, 2022 / Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today reported financial results and business highlights for its second quarter of fiscal year 2022 for the period ended December 31, 2021.

CEO Commentary

"Customer and dealer reaction to Dynatronics' business transformation strategy, combined with the favorable market environment, are driving sales to outpace the market for the third consecutive quarter," said John Krier, Chief Executive Officer of Dynatronics. "Strong demand, coupled with our commitment to strong execution, has provided us confidence in our outlook, despite the significant impacts of COVID-19.”

"Our transformation to sustainable profitable growth remains the top priority. We launched multiple new Hausmann offerings in January 2022 – under the umbrella of Return to Mobility - an exclusive suite of products, and additionally three new metal tables. Metal tables are a new product category for us as we expand on our strong brand loyalty and dealer strategy. We remain focused on our operating levers in the favorable markets we compete in with a steady eye on the long term to achieve our goals that will both reward our shareholders and better align us with our customers," concluded Krier.

Key Financial Highlights

Q2 FY '22 Financial Highlights

Note: All financials referenced in this release are in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

•	Total net sales of $10.5 million.
•	Net loss of $1.4 million.
•	Cash of $3.6 million and no debt as of December 31, 2021.

Guidance for FY ’22

Dynatronics expects net sales in FY ’22 to be $40 million to $45 million, assuming similar procedure volume despite the recent surge in COVID-19 cases. The mid-point of this range is a 15% improvement relative to the ˜$37 million annual continued product net sales baseline set in April 2021. The company expects the distribution of net sales across the quarters in FY ’22 to align with historical trends, highest in the first quarter, lower in the second and third quarters, with a bounce back in the fourth quarter. There may be some variability in this pattern, as the company adjusts to ordering patterns in its rehabilitation market given the transition to an exclusively dealer-based sales model.

Selling, general, and administrative expenses are anticipated to be 30% to 35% of net sales in FY ’22.

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The company's financial guidance for FY ’22 is subject to the risks identified in its safe harbor notification below. The company and its customers expect to experience continued challenges due to COVID-19, including higher raw material, delivery and shipment costs, supply chain disruptions, and extended handling times. Dynatronics also expects some volatility from the company's business optimization.

Growth Priorities

Business transformation remains the company’s top priority. We will be executing against each of the following growth and profitability pillars and see several near-term opportunities to capitalize on them.

•	Deliver commercial success, emphasizing quality for cost and differentiated customer experience
•	Rationalize product portfolio and pricing for attractive growth trends
•	Optimize manufacturing and supply chain
•	Improve long-term margins through consolidations and financial discipline
•	Continued focus on cash flow from operations
•	Timely commercial launch of new products focused on growth markets
•	Target acquisitions in existing or adjacent markets with customer uptake, and > 40% gross margin over time

Conference Call and Webcast Q2 FY ’22 Results

The company will hold a conference call and live audio webcast to discuss the results, consisting of prepared remarks by management, slide presentation, and a question-and-answer session with analysts, beginning at 10:00 AM ET on Thursday, February 10, 2022.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 382753. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure a proper connection. An audio replay will be available one hour after the live call until Midnight on February 17, 2022, by dialing 877-481-4010, using passcode 44134.

The live webcast and slide presentation can be accessed on the company's Investor webpage under the Events & Presentations tab at https://irdirect.net/DYNT/corporate_document/1982. The webcast will be archived on the website for future viewing.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding expected improvement in overall performance, expectations that the company will improve long-term gross margins, operating income and cash flow from operations, expectations regarding reduction in leased space in fiscal year 2022, expectations regarding net sales, gross margin, selling general and administrative costs, and other income in fiscal year 2022, and uncertainties involving the impact of the COVID-19 pandemic on the company's results of operations and financial condition. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the company's annual, quarterly and other reports filed with the Securities and Exchange Commission.

About Non-GAAP Financial Measures

Continued product net sales as used in this press release is a non-GAAP measure as defined under the rules of the Securities and Exchange Commission. The company defines continued product net sales as sales excluding discontinued products and sales of physical therapy and rehabilitation products through our direct sales channel. Management uses this non-GAAP measure to evaluate our operating performance and to forecast future periods. Management believes this non-GAAP measure provides investors additional information about the company's ongoing operating performance and is not intended as a substitute for, or superior to, the financial measure prepared in accordance with GAAP. Investors are cautioned against placing undue reliance on this non-GAAP measure.

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Summary Financial Results

Following is a summary of operating results for the periods ended December 31, 2021 and 2020, the balance sheet highlights at December 31, 2021 and June 30, 2021, and cash flow for periods ended December 31, 2021 and 2020.

Summary Selected Financial Data
Statement of Operation Highlights
In thousands, except share and per share amounts

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net sales	$10,530	$11,968	$22,831	$24,101
Cost of sales	8,449	8,627	17,086	16,858
Gross profit	2,081	3,341	5,745	7,243
	19.8%	27.9%	25.2%	30.1%
Selling, general, and admin. expenses	3,482	3,938	7,578	8,183
Other (expense) income, net	(39)	(66)	875	(100)
Net income (loss)	$(1,440)	$(673)	$(958)	$(1,050)

Convertible preferred stock dividend, in common stock	(182)	(182)	(369)	(376)
Net income (loss) attributable to common stockholders	$(1,622)	$(906)	$(1,327)	$(1,477)

Net income (loss) attributable to common stockholders per common share - basic and diluted	$(0.09)	$(0.06)	$(0.08)	$(0.10)
Weighted-average common shares outstanding - basic and diluted	17,726,869	14,601,186	17,646,040	14,340,774

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Balance Sheet Highlights
In thousands

	December 31, 2021	June 30, 2021
Cash and cash equivalents and restricted cash	$3,573	$6,254
Trade accounts receivable, net	5,592	5,643
Inventories, net	9,324	6,526
Prepaid & other	2,025	2,483
Total current assets	20,514	20,906

Non-current assets	17,159	18,234
Total assets	$37,673	$39,140

Accounts payable	$4,681	$3,738
Accrued payroll and benefits expense	1,237	1,656
Accrued expenses	1,037	1,485
Other current liabilities	1,650	1,593
Total current liabilities	8,605	8,472

Non-current liabilities	4,401	5,154
Total liabilities	13,006	13,626

Stockholders' equity	24,667	25,514
Total liabilities and stockholders' equity	$37,673	$39,140

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Cash Flow Highlights
In thousands

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income (loss)	$(1,441)	$(673)	$(959)	$(1,051)

Depreciation and amortization	327	343	652	737
Stock based compensation	6	51	112	98
(Gain) loss on sale of property and equipment	-	25	-	19
Receivables	503	541	51	(174)
Inventory	(2,135)	(237)	(2,798)	986
Prepaid and other assets	988	(361)	462	(681)
Accounts payable, accrued expenses, and other liabilities	(2)	1,819	69	2,697
Net cash (used in) provided by operating activities	(1,754)	1,508	(2,411)	2,631

Net cash used in investing activities	(78)	(56)	(97)	(71)

Net cash used in financing activities	(87)	(133)	(172)	(1,266)

Net change in cash and cash equivalents	(1,919)	1,319	(2,680)	1,294
Cash and cash equivalents at beginning of the period	5,493	2,291	6,254	2,316
Cash and cash equivalents at end of the period	$3,574	$3,610	$3,574	$3,610

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Contact:

Dynatronics Corporation

Investor Relations

Skyler Black

(801) 676-7201

ir@dynatronics.com

Darrow Associates

Jeff Christensen, Managing Director

(703) 297-6917

jchristensen@darrowir.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation

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